BY-LAWS
                                       OF
                                ENDOWMENTS, INC.
                                   ARTICLE I
                                    OFFICES
Section 1.01. The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation shall also have an office in the City and County of San Francisco, State of California, and the Corporation may have such other offices either within or without the State of Delaware as shall be determined from time to time by the Board of Directors.
                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS
Section 2.01. Place of Meeting. All meetings of stockholders shall be held at the office of the Corporation in the City and County of San Francisco, State of California, or at such other place, either within or without the State of California, as shall be designated by the Board of Directors.
Section 2.02. Annual Meeting. The annual meeting of the stockholders shall be held in the City and County of San Francisco, State of California, at a time as shall from time to time be designated by the Board of Directors of the Corporation. At each annual meeting there shall be elected a Board of Directors to serve during the ensuing year and until their successors are elected, and such other business shall be transacted as shall properly come before the meeting.
Section 2.03. Special Meetings. Special meetings of the stockholders for any purpose or purposes whatsoever may be called at any time by the Chairman of the Board of Directors, or by the President, or by the Board of Directors, or by one (1) or more stockholders holding not less than one-fifth (1/5) of the voting power of the Corporation.
Section 2.04. Notice of Meetings. Notice of each meeting of stockholders, whether annual or special, shall be given in writing to the stockholders entitled to vote thereat, not less than ten (10) days before such meeting. Notice of any meeting of stockholders shall specify the place, the day, and the hour of the meeting, and, in the case of special meetings, the general nature of the business to be transacted. A notice may be given by the Corporation to any stockholder either personally, or by mail or other means of written communication addressed to the stockholder at his address appearing on the books of the Corporation.
When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.
Section 2.05. Quorum - Adjournment. The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of business at any meeting of the stockholders. In the absence of a quorum any meeting of stockholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted.
Section 2.06. Conduct of Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if neither the Chairman of the Board nor the President is present, by a President pro-tem to be chosen at the meeting. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as Secretary at the meeting; or if neither the Secretary nor an Assistant Secretary is present, then the meeting shall choose its Secretary.
Section 2.07. Voting. Every stockholder shall be entitled to one vote for each share of stock of the Corporation held by him. Each holder of a fractional share shall have a fraction of one vote equivalent to the fraction of a share held by him. At any election of directors the nominees receiving the highest number of votes, up to the number of directors to be elected at such election shall be deemed elected.
                                  ARTICLE III
                                   DIRECTORS
Section 3.01. Number and Election of Directors. The Board of Directors shall consist of not less than five (5), nor more than twelve (12) directors and the exact number of directors shall be fixed within said limit by a resolution duly adopted by the Board of Directors. Any vacancy occurring in the Board of Directors by reason of death, resignation, or for any other reason, may be filled by a majority of the directors then in office at any meeting; provided, however, that immediately after the filling of such vacancy the majority of the directors then holding office shall have been elected to such office by the stockholders. In the event that at any time less than a majority of the directors were so elected by the stockholders, a special meeting of the stockholders shall be held as promptly as possible for the purpose of electing directors to fill any vacancies which cannot be filled by the directors in office.
Section 3.02. General Powers. Subject to the limitation of the Certificate of Incorporation or of any statute as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. The Board of Directors shall cause to be kept a record of its proceedings and of those of the stockholders.
                                   ARTICLE IV
                               DIRECTORS MEETINGS
Section 4.01. Place of Meeting. Meetings of the directors shall be held in the City and County of San Francisco, State of California, or at such other place either within or without the State of California, as shall be designated by the Board of Directors.
Section 4.02. Regular Meetings. The next meeting of directors subsequent to the annual meeting of stockholders shall be held for the purpose of organizing the Board, electing officers and transacting such other business as may come before the meeting. Thereafter regular meetings of the Board of Directors shall be held at such time as may be designated by the Board. If the fixed day for any regular meeting shall fall on a holiday, the meeting shall take place on the next business day, unless otherwise ordered by the Board of Directors.
Section 4.03. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, or by the President, or by any two (2) directors.
Section 4.04. Notice of Meeting. Written notice of the time and place of each meeting of the Board shall be delivered personally to each director, or mailed or telegraphed to each director addressed to him at his residence or usual place of business, at least twenty-four (24) hours before the time fixed for the meeting; provided that notice of the time and place of holding an adjournment of a regular or special meeting need not be given to absent directors if the time and place of such meeting is fixed at the meeting adjourned.
Section 4.05. Quorum and Manner of Acting. At all meetings of the Board of Directors one-third of the total number of directors authorized but not less than two directors shall be present in person at such meeting to constitute a quorum. Unless a greater number is otherwise expressly required by statute, every act or decision done or made by a majority of the directors present at a meeting duly held, at which a quorum is present, shall be regarded as the act of the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.
Section 4.06. Presiding Officer. The Chairman of the Board of Directors, or in his absence, the President, or, in their absence, any director selected by the directors present, shall preside as Chairman at meetings of the Board of Directors.
                                   ARTICLE V
                            OFFICERS AND COMMITTEES
Section 5.01. Principal Officers. The principal corporative officers of this Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may determine to elect in accordance with these By-Laws.
The Board of Directors shall designate as chief executive officer of the Corporation either the Chairman of the Board or the President. Any two or more of such offices, except those of President and Secretary may be held by the same person.
Section 5.02. Election and Term of Office. Each officer shall be elected annually by the Board of Directors at its organization meeting after the annual meeting of stockholders, or any subsequent meeting of the Board of Directors, and (subject to the power or removal by the Board of Directors) shall hold office for one (1) year and until his successor is elected and qualified or until his death or resignation. Any officer may be removed either with or without cause by the Board of Directors.
Section 5.03. The Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, and at all meetings of stockholders. The Chairman of the Board of Directors shall ex-officio be a member of all committees of the Board of Directors and shall perform all such other duties as may be prescribed by the Board of Directors.
Section 5.04. The President. The President shall have general supervision over the affairs of the Corporation, and shall perform all such other duties as may be prescribed by the Board of Directors. In the absence of the Chairman of the Board of Directors, he shall preside at meetings of the Board of Directors and at meetings of stockholders. The President shall ex-officio be a member of all committees of the Board of Directors.
Section 5.05. Vice President. Vice Presidents shall possess such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or by the President.
Section 5.06. The Secretary. The Secretary shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law. It shall be the duty of the Secretary to attend the meetings of the stockholders and of the Board of Directors and keep the minutes of their proceedings. He shall have charge of the minute books and shall make such reports and perform such other duties as are incident to his office or as are required of him by the Board of Directors, the Chairman of the Board of Directors, or the President.
Section 5.07. The Treasurer. The Treasurer shall have general supervision over the care and custody of all funds and securities of the Corporation subject to the control of the Board of Directors. He shall sign or countersign such instruments as require his signature and shall also perform such other duties as may be required of him by the Board of Directors or by the President.
Section 5.08. Committees. The Board of Directors may appoint committees to consist of such number as may be fixed by the Board, and may prescribe the powers and authority of such committees.
                                   ARTICLE VI
                    CERTIFICATES OF STOCK AND THEIR TRANSFER
Section 6.01. Certificates of Stock. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as shall be required by law and as shall be approved by the Board of Directors. Any subscriber to or purchaser of shares of the Corporation or fractions thereof, may agree that the issuance of said certificates may be delayed until he shall request the issuance thereof or the Corporation shall elect to issue same, and in case of any such agreement, said shares or fractions thereof, upon payment therefor, shall be treated and regarded for all purposes, including, without being limited thereto, payment of dividends and voting right, as issued and outstanding shares or fractions thereof.
Each certificate shall have the corporate seal affixed thereto by impression or in facsimile and shall be signed by the Chairman of the Board of Directors, the President, or any Vice President, and countersigned by the Secretary or any Assistant Secretary; provided that certificates may be signed, countersigned or authenticated by facsimile signatures as provided by law and in such event shall be countersigned by a transfer agent or clerk and registered by an incorporated bank or trust company as registrar of transfers.
Section 6.02. Transfer of Stock. The shares of stock of the corporation shall be transferred on the books of the corporation by the holder thereof in person, or by his attorney, upon presentation of an assignment or power of transfer duly executed, with such proof of the authenticity of the signature as the corporation or its agent may reasonably require and if certificates for such shares have been issued, upon surrender of such certificates for cancellation. The Board of Directors shall have the power to make such rules and regulations as the Board may deem expedient concerning the issue, registration, and transfer of shares of stock, and may appoint transfer agents or clerks and registrars thereof; provided, however, that the transfer of shares or fractions thereof, issued by the Corporation shall at all times be unrestricted, subject to the charging of the customary transfer agent fee, if any.
Section 6.03. Stockholders Record Date. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect; or, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting or any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
                                  ARTICLE VII
                                  FISCAL YEAR
Section 7.01. Fiscal Year. The fiscal year of the Corporation shall begin with the first day of August and shall end with the last day of July in each year.
                                  ARTICLE VIII
                                   CUSTODIAN
Section 8.01. The Corporation shall enter into a written custodial contract with one or more banks or trust companies selected by the Board of Directors pursuant to the Certificate of Incorporation. All cash and corporate securities from time to time owned by the Corporation shall be deposited with said custodian in accordance with the contract.
                                   ARTICLE IX
                     CHECKS, PROXIES AND OTHER INSTRUMENTS
Section 9.01. Signatures - Checks. Subject to the provisions of any agreement entered into pursuant to Article VIII hereof, all checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.
Section 9.02. Execution of Proxies. The Chairman of the Board of Directors, the President, any Vice President, Assistant Vice President, or any officer or officers of the Corporation authorized so to do by the Board of Directors, may execute, from time to time, proxies or powers of attorney authorizing any person or persons, who may be designated by such officers for that purpose, to represent the Corporation at any stockholders' meeting (either annual or special) of any corporation of which the Corporation is or shall be a stockholder.
Section 9.03. Execution of Other Instruments. All instruments, the execution of which has not been otherwise provided for in these By-Laws, shall be validly executed only when signed on behalf of the Corporation by (i) the Chairman of the Board of Directors, the President, or any Vice President, or (ii) any other officer together with the Secretary or the Treasurer, or (iii) any officer or officers or attorney-in-fact or agent authorized by resolution of the Board of Directors to execute the same.
                                   ARTICLE X
                                WAIVER OF NOTICE
Section 10.01. Whenever any notice whatsoever is required to be given by statute or by these By-Laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
                                   ARTICLE XI
          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS
Section 11.01. The corporation shall indemnify its directors and officers and may indemnify its employees and agents to the full extent permitted by the law of the State of Delaware; provided, however, that the corporation shall not indemnify any of its directors or officers against any liability to the corporation or to its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office as described in Section 17(h) of the Investment Company Act of 1940 ("disabling conduct"). The corporation shall indemnify any of its directors or officers against any liability to the corporation or to its stockholders if:
(1) a court or other body before whom a proceeding relating to liability was brought renders a final decision on the merits finding such director or officer not liable by reason of disabling conduct or
(2) in the absence of such a decision either:
 (a) a majority of a quorum of directors, who are neither interested persons of the corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940 nor parties to the proceeding, or
 (b) independent legal counsel in a written opinion makes a reasonable determination, based on a review of the facts, that such director or officer is not liable by reason of disabling conduct.
 The corporation may advance funds to cover expenses, including attorneys' fees, incurred by any director or officer in connection with the defense of any such proceeding, provided that such director or officer undertakes to repay any advance, unless a determination is made pursuant to the foregoing procedures set forth herein that such indemnification is proper. As a condition to such an advance (i) the director or officer shall provide security for his undertaking; (ii) the corporation shall be insured against losses arising by reason of any lawful advance; or (iii) a majority of a quorum of the directors, who are neither 'interested persons' of the corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940 nor parties to the proceeding, or independent legal counsel in a written opinion, shall determine, based on review of readily available facts, that there is reason to believe that such director or officer will be found entitled to indemnification.
                                  ARTICLE XII
                              AMENDMENT OF BY-LAWS
Section 12.01. The By-Laws of the Corporation may be altered, amended, or repealed or added to at any meeting of the stockholders by the affirmative vote of the holders of a majority of the shares present and voting at such meeting. Except as otherwise provided by law or these By-Laws, the By-Laws of the Corporation also may be altered, amended, or repealed or added to, at any meeting of the Board of Directors, by the affirmative vote of a majority of the whole Board.